UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

BETTER HOME & FINANCE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

VISHAL GARG 1/0 REAL ESTATE, LLC 1/0 HOLDCO, LLC THE 718 4EVER TRUST I
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Vishal Garg (“Mr. Garg”), together with the other participants named herein (collectively, the “Garg Group”), has filed a definitive consent statement and an accompanying GREEN consent card with the Securities and Exchange Commission (the “SEC”) to be used to solicit written consents with respect to, among other things, the removal of five (5) directors on the board of the directors (the “Board”) of Better Home & Finance Holding Company, a Delaware corporation  (“Better Home,” “BETR” or the “Company”).

Item 1: On September 8, 2026, the Garg Group issued the following press release:

THE GARG GROUP PROVIDES UPDATE ON WRITTEN CONSENT PROCESS AT BETTER HOME & FINANCE

Appreciates the Support it has Received to Date from Stockholders

Updates Target Date to September 18, 2026 for the Submission of Written Consents

New Goal Date Gives Stockholders Who Have Just Recently Received Consent Materials Additional Time to Review and Provide their Consent

Reminds Stockholders that they Can Feel Confident in Submitting their Consent without Fear of Triggering the Poison Pill or Being Sued

NEW YORK — September 8, 2026 — /PRNewswire/ — Vishal Garg, the founder, former CEO and significant stockholder of Better Home & Finance Holding Company (“Better” or the “Company”), and the other participants in his solicitation (collectively, the “Garg Group”), today announced that the Garg Group has set September 18, 2026 as an updated target date for the submission of written consents to remove the following five members of the Company’s Board of Directors (the “Board”), Daniel Lewis, Arnaud Massenet, Bhaskar Menon, Prabhu Narasimhan and Harit Talwar.

The Garg Group has filed a definitive consent solicitation statement with the Securities and Exchange Commission (the “SEC”) in connection with the Garg Group’s solicitation of consents from the Company’s stockholders to remove five members of the Board so that the Company may reverse its value destructive actions, return to its cost transformation strategy and conduct a search for a long-term CEO that will position the Company for greater success in the future. Given that many stockholders have just recently received their solicitation materials, the updated target date will ensure that any such stockholders have the opportunity to review the Garg Group’s solicitation materials and provide their consent should they choose to support the Garg Group’s efforts.

Mr. Garg thanks those of the Company’s stockholders who have supported the Garg Group to date and emphasizes that he is working diligently to secure the remaining consents needed to finalize the consent solicitation process. The Garg Group will endeavor to keep stockholders apprised of significant developments as the consent solicitation progresses.

The Garg Group reminds stockholders that they can feel confident in participating in the consent solicitation without triggering the Company’s recently adopted poison pill or being sued. The Garg Group’s consent solicitation is being conducted in accordance with the SEC’s proxy rules, Better’s attempt to seek immediate injunctive relief to halt the consent solicitation process through emergency federal-court action was rejected, and both Better’s own counsel and the Delaware Court of Chancery have confirmed that signing and delivering a GREEN consent card in support of the Garg Group’s consent solicitation will not trigger the Company’s poison pill.

Stockholders who support the Garg Group’s consent solicitation are encouraged to sign, date, and return the GREEN consent card today. Many stockholders should already have received the Garg Group’s consent solicitation statement and GREEN consent card, including by UPS.

IMPORTANT INFORMATION

Vishal Garg, together with the other participants in his solicitation, has filed a definitive consent solicitation statement with the SEC in connection with the solicitation of written consents from Better stockholders. Stockholders are urged to read the definitive consent solicitation statement and other solicitation materials carefully because they contain important information. The definitive consent solicitation statement is available free of charge through the SEC. GREEN consent cards are being distributed directly to stockholders, including by UPS.

Media Contact:
info@onezerocapital.com

Investor Contact:

Bruce Goldfarb / Chuck Garske

Okapi Partners LLC

(877) 629-6357

info@okapipartners.com

Item 2: On September 7th, 8th and 9th, 2026, Mr. Garg posted materials to social media, copies of which are attached hereto in Exhibit 1 and incorporated herein by reference.